Exhibit No. 99.1
Regis Corporation Reports Financial Results for the Third Fiscal Quarter 2026

Strong Execution Drives Improved Profitability

Q3 Consolidated Same-Store Sales Up 2.6%, Supercuts Up 5.0%, Company-Owned Salons Up 9.6%

Cash Flow Strengthens Through Disciplined Cost Management and Operational Improvements

MINNEAPOLIS, May 13, 2026 -- Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the third fiscal quarter ended March 31, 2026.
Susan Lintonsmith, Regis Corporation's President and Chief Executive Officer, commented, “Our third quarter results reflect another quarter of solid execution, demonstrated by increasing profitability and solid cash flow generation. We are encouraged by the momentum we are building, particularly at Supercuts and our company-owned salons, which delivered same-store sales growth of 5.0% and 9.6%, respectively. This performance was supported by ticket strength and favorable seasonal conditions.”
Lintonsmith continued, “Sustained value creation will ultimately be driven by higher salon traffic across the system. As we execute our strategy, we are focused on a set of initiatives designed to drive that outcome, including consistent execution of brand standards, optimization of our operating model and planned deployment of technology to deliver a consistent and more elevated guest experience. We are advancing these efforts through investments in the company-owned salon business, training, targeted marketing programs, and loyalty programs. By directing resources to the areas with the greatest potential impact on performance, we are positioning the business to unlock the next phase of value creation across our portfolio."
“Disciplined capital management remains a core priority as we focus on reducing our debt service and delivering long-term shareholder value,” said Kersten Zupfer, Executive Vice President and Chief Financial Officer. “We continue to work with experienced advisors and potential partners to evaluate refinancing alternatives for our existing credit agreement.”

Financial Highlights:
Third quarter fiscal 2026 compared to third quarter fiscal 2025:
•Consolidated revenue of $52.4 million versus $57.0 million, a decrease of $4.6 million; driven primarily by lower royalties, fees, and non-margin franchise rental income
•Same-store sales: Supercuts: 5.0%; Company-owned: 9.6%; Consolidated: 2.6%
•Operating income of $5.7 million versus $5.0 million
•Sixth consecutive quarter of positive cash from operations
•Net income of $0.7 million versus $0.3 million
◦Diluted EPS of $0.26 versus $0.08
•Adjusted net income of $1.6 million versus $1.3 million
◦Adjusted diluted EPS of $0.57 versus $0.43
•Adjusted EBITDA of $7.7 million versus $7.1 million

Year-to-date fiscal 2026 compared to year-to-date fiscal 2025:
▪Consolidated revenue of $168.5 million versus $149.7 million, an increase of $18.8 million; driven by increased company-owned salon revenue as a result of the Alline acquisition, partially offset by lower royalties, fees, and non-margin franchise rental income
•Same-store sales: Supercuts: 3.2%; Consolidated: 1.1%
•Operating income of $17.8 million versus $12.7 million
•Cash from operations of $8.9 million versus $7.0 million, an increase of $1.9 million
◦$9.3 million of cash from operations excluding the effect of restricted cash ad fund
•Net income of $2.5 million versus $7.0 million, inclusive of $8.4 million of income from discontinued operations in the prior year period
◦Diluted EPS of $0.89 versus $3.00, inclusive of $3.57 of income from discontinued operations
•Adjusted net income of $4.7 million versus $5.6 million
◦Adjusted diluted EPS of $1.65 versus $1.97
•Adjusted EBITDA of $23.6 million versus $21.9 million in prior year

Third Quarter Fiscal Year 2026 Consolidated Results

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in millions, except per share data)	2026	2025	2026	2025

Consolidated revenue	$52.4	$57.0	$168.5	$149.7
System-wide revenue (1)	261.1	266.9	796.6	826.4

System-wide same-store sales comps	2.6%	(1.1)%	1.1%	(1.3)%

Operating income	$5.7	$5.0	$17.8	$12.7
Income (loss) from continuing operations	0.7	0.3	2.5	(1.4)
Diluted income (loss) per share from continuing operations	0.26	0.08	0.89	(0.58)
Income from discontinued operations	—	—	—	8.4
Net income	0.7	0.3	2.5	7.0
Diluted earnings per share	0.26	0.08	0.89	3.00
Adjusted EBITDA (2)(3)	7.7	7.1	23.6	21.9
Adjusted net income (2)	1.6	1.3	4.7	5.6
Adjusted diluted net income per share (2)	0.57	0.43	1.65	1.97
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."
(3)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

Revenue
Total consolidated revenue of $52.4 million in the third quarter of 2026 declined $4.6 million, driven primarily by lower royalties, fees, and non-margin franchise rental income. Consolidated revenue of $168.5 million in the year-to-date 2026 period improved $18.8 million, driven primarily by an increase in company-owned salon revenue resulting from the Alline acquisition on December 19, 2024, partially offset by lower royalties, fees, and non-margin franchise rental income.
Operating Income
Regis reported third quarter 2026 operating income of $5.7 million, an improvement of $0.7 million compared to $5.0 million in the third quarter of 2025. Regis reported year-to-date 2026 operating income of $17.8 million, an improvement of $5.1 million compared to $12.7 million in the year-to-date 2025 period. The year-over-year improvement in operating income was primarily driven by operating income from the Alline salons and reductions in general and administrative expenses, partially offset by lower royalties and fees.
Income (Loss) from Continuing Operations
Regis reported third quarter 2026 net income from continuing operations of $0.7 million, or $0.26 per diluted share, compared to net income from continuing operations of $0.3 million, or $0.08 per diluted share, in the third quarter of 2025. The Company reported year-to-date 2026 net income from continuing operations of $2.5 million, or $0.89 per diluted share, compared to a net loss from continuing operations of $1.4 million, or $0.58 per share, in the prior year period. The year-over-year increase was driven primarily by an increase in company-owned salon revenue and reductions in general and administrative expenses, partially offset by lower royalties and fees.
Net Income
The Company reported third quarter 2026 net income of $0.7 million, or $0.26 per diluted share, compared to net income of $0.3 million, or $0.08 per diluted share, for the same period last year. The Company reported year-to-date 2026 net income of $2.5 million, or $0.89 per diluted share, compared to net income of $7.0 million, or $3.00 per diluted share, in 2025. The higher income in the prior year-to-date period was driven primarily by income from discontinued operations, which did not recur in the current year-to-date period.
Adjusted EBITDA
Third quarter and year-to-date 2026 adjusted EBITDA of $7.7 million and $23.6 million, respectively, improved $0.6 million and $1.7 million, compared to adjusted EBITDA of $7.1 million and $21.9 million in the same periods last year. The improvement in both periods is primarily related to higher company-owned salon revenue and reductions in general and administrative expenses, offset partially by lower franchise royalties and non-cash fee recognition.

Third Quarter Fiscal Year 2026 Segment Results
Franchise

	Three Months Ended March 31,		Decrease	Nine Months Ended March 31,		Decrease

(Dollars in millions)	2026	2025		2026	2025

Royalties	$13.2	$13.5	$(0.3)	$40.9	$44.0	$(3.1)
Fees	1.9	2.4	(0.5)	5.4	7.7	(2.3)
Advertising fund contributions	5.2	5.2	—	16.1	16.3	(0.2)
Franchise rental income	13.0	16.9	(3.9)	47.6	58.5	(10.9)
Total franchise revenue (1)	$33.3	$38.0	$(4.7)	$110.0	$126.5	$(16.5)

Franchise same-store sales comps	2.0%	(0.7)%		0.8%	(1.1)%

Franchise adjusted EBITDA	$6.2	$6.3	$(0.1)	$18.9	$20.7	$(1.8)
as a percent of revenue (1)	18.7%	16.5%		17.1%	16.3%
as a percent of adjusted revenue (2)	41.3%	39.4%		40.7%	40.0%

Total franchise salons	3,497	3,776	(279)
as a percent of total franchise and company-owned salons	92.8%	92.4%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not recalculate due to rounding.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Third quarter franchise revenue was $33.3 million, a $4.7 million, or 12.4%, decrease compared to the prior year quarter. Year-to-date 2026 franchise revenue was $110.0 million, a $16.5 million, or 13.0%, decrease compared to the prior year period. Non-margin franchise rental income was the primary driver of the decline due to franchisees signing their own leases and fewer franchise salons in the current year partially as a result of the Alline acquisition.
Royalties were $13.2 million and $40.9 million, a $0.3 million and $3.1 million, or 2.2% and 7.0%, decrease for the third quarter and year-to-date 2026 periods, respectively, versus the same periods last year, due primarily to fewer franchise salons.
Franchise Adjusted EBITDA
Third quarter franchise adjusted EBITDA of $6.2 million declined $0.1 million. Year-to-date 2026 franchise adjusted EBITDA of $18.9 million declined $1.8 million year-over-year. The declines primarily related to lower royalties and non-cash fees in the current year period, offset partially by decreased general and administrative expenses.

Company-Owned Salons

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase

(Dollars in millions)	2026	2025		2026	2025

Total company-owned salon revenue	$19.1	$19.0	$0.1	$58.5	$23.2	$35.3
Company-owned same-store sales comps	9.6%	(6.8)%		5.1%	(6.7)%

Company-owned salon adjusted EBITDA	$1.4	$0.8	$0.6	$4.8	$1.2	$3.6
as a percent of revenue	7.3%	4.2%		8.2%	5.2%

Total company-owned salons	273	311	(38)
as a percent of total franchise and company-owned salons	7.2%	7.6%

Company-Owned Salon Revenue
Third quarter revenue for the company-owned salon segment was $19.1 million, a $0.1 million increase compared to the prior year quarter, primarily driven by same-store-sales growth, partially offset by the closure of underperforming salons. Year-to-date 2026 revenue for the company-owned salon segment increased $35.3 million versus the prior year to $58.5 million. The year-over-year increase in revenue was primarily due to the impact of the Alline acquisition on December 19, 2024.
Company-Owned Salon Adjusted EBITDA
Third quarter and year-to-date 2026 company-owned salon adjusted EBITDA improved $0.6 million and $3.6 million, respectively, compared to the prior year periods. The year-to-date improvement is due primarily to increased contribution generated by the greater salon count as a result of the Alline acquisition.
Balance Sheet and Cash Flow
The Company ended the third quarter of fiscal year 2026 with $22.9 million in cash and cash equivalents, $127.1 million in outstanding borrowings ($116.4 million term loan, $9.7 million paid in kind interest, and $1.0 million revolver draw) and available total liquidity of $31.9 million. Net cash provided by operating activities for the nine months ended March 31, 2026, totaled $8.9 million, an improvement of $1.9 million from the nine months ended March 31, 2025, primarily due to higher operating income in the current year period offset partially by cash accumulated in the ad fund in the prior year.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results today, May 13, 2026, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of March 31, 2026, the Company franchised or owned 3,770 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "will," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." These uncertainties include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in the general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; our ability to realize the anticipated benefits of the Alline acquisition; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our and our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' and company-owned salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; potential challenges with the planning or implementation of our new enterprise resource planning system; our ability to minimize risks associated with owning and operating additional salons; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; reliance on our management team and other key personnel; the ability to attract and retain key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q, and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
As of March 31, 2026, and June 30, 2025
(Dollars in thousands, except per share data)

	March 31, 2026	June 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$22,930	$16,959
Receivables, net	9,005	9,473
Inventory	2,482	2,798
Other current assets	19,926	21,254
Total current assets	54,343	50,484

Property and equipment, net	9,542	10,085
Goodwill	183,101	183,436
Other intangibles, net	5,471	5,830
Right of use asset	188,206	229,861
Deferred tax asset	100,978	102,504
Other assets	14,957	16,757
Total assets	$556,598	$598,957

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,570	$20,837
Accrued expenses	15,986	19,066
Long-term debt, current portion	2,550	1,100
Short-term lease liability	52,558	60,685
Total current liabilities	91,664	101,688

Long-term debt, net	112,774	109,693
Long-term lease liability	144,564	179,280
Other non-current liabilities	18,146	22,680
Total liabilities	367,148	413,341

Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 2,498,778 and 2,435,981 common shares at March 31, 2026, and June 30, 2025, respectively	125	122
Additional paid-in capital	76,831	75,243
Accumulated other comprehensive income	7,982	8,286
Retained earnings	104,512	101,965
Total shareholders' equity	189,450	185,616
Total liabilities and shareholders' equity	$556,598	$598,957
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Nine Months Ended March 31, 2026, and 2025
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Revenues:
Royalties	$13,224	$13,533	$40,901	$44,019
Fees	1,861	2,402	5,398	7,671
Advertising fund contributions	5,215	5,203	16,086	16,334
Franchise rental income	13,006	16,866	47,597	58,524
Company-owned salon revenue	19,101	18,953	58,500	23,188
Total revenue	52,407	56,957	168,482	149,736
Operating expenses:
General and administrative	9,975	11,235	31,590	36,424
Rent	3,622	4,058	10,443	7,271
Advertising fund expense	5,215	5,203	16,086	16,334
Franchise rent expense	13,006	16,866	47,597	58,524
Company-owned salon expense (1)	13,958	13,835	42,453	16,534
Depreciation and amortization	914	739	2,478	1,645
Long-lived asset impairment	—	—	—	352
Total operating expenses	46,690	51,936	150,647	137,084

Operating income	5,717	5,021	17,835	12,652

Other (expense) income:
Interest expense	(5,026)	(5,087)	(15,552)	(14,781)
Gain on earn-out liability	—	—	1,000	—
Other, net	202	315	961	685

Income (loss) from operations before income taxes	893	249	4,244	(1,444)

Income tax (expense) benefit	(158)	1	(1,697)	90

Income (loss) from continuing operations	735	250	2,547	(1,354)

Income from discontinued operations	—	—	—	8,396

Net income	$735	$250	$2,547	$7,042

Net income per share:
Basic:
Income (loss) from continuing operations	$0.29	$0.10	$1.01	$(0.58)
Income from discontinued operations	—	—	—	3.57
Net income per share (2)	$0.29	$0.10	$1.01	$3.00
Diluted:
Income (loss) from continuing operations	$0.26	$0.08	$0.89	$(0.58)
Income from discontinued operations	—	—	—	3.57
Net income per share, diluted (2)	$0.26	$0.08	$0.89	$3.00

Weighted average common and common equivalent shares outstanding:
Basic	2,539	2,499	2,513	2,350
Diluted	2,864	3,002	2,867	2,350
_______________________________________________________________________________
(1)Includes cost of services and products sold to guests in our company-owned salons. Excludes general and administrative expense, rent, and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Nine Months Ended March 31, 2026, and 2025
(Dollars in thousands)

	Nine Months Ended March 31,
	2026	2025

Cash flows provided by (used in) operating activities:
Net income	$2,547	$7,042
Adjustments to reconcile net income to cash provided by operating activities:
Gain from sale of OSP	—	(8,396)
Depreciation and amortization	2,444	1,596
Deferred income taxes	1,442	(197)
Non-cash interest	4,296	3,846
Gain on earn-out liability	(1,000)	—
Long-lived asset impairment	—	352
Stock-based compensation	706	2,043
Amortization of debt discount and financing costs	2,717	2,437
Other non-cash items affecting earnings	43	579
Ad fund	(365)	5,844
Changes in operating assets and liabilities (1)	(3,912)	(8,160)
Net cash provided by operating activities	8,918	6,986

Cash flows (used in) provided by investing activities:
Capital expenditures	(1,383)	(769)
Asset acquisitions, net of cash acquired and certain obligations assumed	—	(18,631)
Proceeds from sale of OSP, net of fees	—	8,463
Net cash used in investing activities	(1,383)	(10,937)

Cash flows (used in) provided by financing activities:
Borrowings on revolving credit facility	—	4,326
Repayments of revolving credit facility	—	(10,238)
Repayments of long-term debt	(2,440)	(825)
Debt refinancing fees	(41)	(949)
Proceeds from issuance of common stock in connection with warrant exercise	298	—
Proceeds from issuance of common stock for options exercised	606	—
Proceeds from issuance of long-term debt	—	15,000
Taxes paid for shares withheld	(161)	(75)
Net cash (used in) provided by financing activities	(1,738)	7,239

Effect of exchange rate changes on cash and cash equivalents	(46)	(92)

Increase in cash, cash equivalents, and restricted cash	5,751	3,196

Cash, cash equivalents, and restricted cash:
Beginning of period	35,205	29,312
End of period	$40,956	$32,508

Supplemental non-cash disclosure
Stock issued in connection with Alline Acquisition	$—	$3,000
_______________________________________________________________________________

(1)Changes in operating assets and liabilities exclude ad fund and assets and liabilities sold or acquired.
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REGIS CORPORATION
System-Wide Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2026			March 31, 2025
	Service	Retail	Total	Service	Retail	Total

Supercuts	5.4%	(5.5)%	5.0%	1.4%	(8.1)%	1.1%
SmartStyle	(1.1)	(17.6)	(3.3)	(5.1)	(19.9)	(7.4)
Portfolio Brands	2.7	(16.8)	1.4	(1.0)	(0.2)	(0.9)

Total system-wide same-store sales	3.6%	(13.7)%	2.6%	(0.4)%	(11.2)%	(1.1)%

	Nine Months Ended
	March 31, 2026			March 31, 2025
	Service	Retail	Total	Service	Retail	Total

Supercuts	3.5%	(7.4)%	3.2%	1.2%	(9.6)%	0.8%
SmartStyle	(2.1)	(19.6)	(4.6)	(4.4)	(18.7)	(6.8)
Portfolio Brands	1.5	(9.6)	0.8	(1.0)	(8.3)	(1.5)

Total system-wide same-store sales	2.0%	(13.0)%	1.1%	(0.4)%	(13.3)%	(1.3)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	March 31, 2026	June 30, 2025

FRANCHISE SALONS:
Supercuts	1,648	1,711
SmartStyle/Cost Cutters in Walmart Stores	998	1,049
Portfolio Brands	779	816
Total North American salons	3,425	3,576
Total International salons (1)	72	71
Total franchise salons	3,497	3,647
as a percent of total franchise and company-owned salons	92.8%	92.5%

COMPANY-OWNED SALONS:
Supercuts	96	100
Portfolio Brands	177	194
Total company-owned salons	273	294
as a percent of total franchise and company-owned salons	7.2%	7.5%

Total franchise and company-owned salons	3,770	3,941
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations:
This press release includes a presentation of operating income excluding certain non-cash charges, adjusted EBITDA, and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions, and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP operating income to non-GAAP operating income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP adjusted EBITDA results: stock-based compensation expense, discontinued operations, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees, and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Reported net income	$735	$250	$2,547	$7,042
Interest expense	5,026	5,087	15,552	14,781
Income tax expense (benefit)	158	(1)	1,697	(90)
Depreciation and amortization	914	739	2,478	1,645
Long-lived asset impairment	—	—	—	352
EBITDA	6,833	6,075	22,274	23,730
Stock-based compensation	(204)	439	706	2,043
Gain on discontinued operations	—	—	—	(8,396)
Gain on earn-out liability	—	—	(1,000)	—
Discrete items (1)	1,051	611	1,657	4,525
Adjusted EBITDA, non-GAAP financial measure	$7,680	$7,125	$23,637	$21,902
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Franchise adjusted EBITDA	$6,236	$6,282	$18,861	$20,683
GAAP franchise revenue	33,306	38,004	109,982	126,548
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	18.7%	16.5%	17.1%	16.3%
Non-margin revenue adjustments:
Franchise rental income	$(13,006)	$(16,866)	$(47,597)	$(58,524)
Advertising fund contributions	(5,215)	(5,203)	(16,086)	(16,334)
Adjusted franchise revenue	$15,085	$15,935	$46,299	$51,690
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	41.3%	39.4%	40.7%	40.0%

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REGIS CORPORATION
Reconciliation of Reported Net Income to Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Reported net income	$735	$250	$2,547	$7,042
Stock-based compensation, net of tax	(204)	439	1,121	2,043
Long-lived asset impairment	—	—	—	352
Discontinued operations	—	—	—	(8,396)
Gain on earn-out liability, net of tax	—	—	(780)	—
Discrete items (1)	1,102	607	1,861	4,574
Adjusted net income	$1,633	$1,296	$4,749	$5,615
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs, and deferred tax asset impacts.

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REGIS CORPORATION
Reconciliation of Reported Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Reported diluted earnings per share	$0.26	$0.08	$0.89	$3.00
Stock compensation	(0.07)	0.15	0.38	0.72
Long-lived asset impairment	—	—	—	0.12
Discontinued operations	—	—	—	(2.94)
Gain on earn-out liability	—	—	(0.27)	—
Discrete items (1)	0.38	0.20	0.65	1.60
Impact of change in weighted average shares (2)	—	—	—	(0.53)
Adjusted diluted earnings per share	$0.57	$0.43	$1.65	$1.97
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs, and deferred tax asset impacts.
(2)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025

Reported general and administrative	$9,975	$11,235	$31,590	$36,424
Discrete general and administrative (1)	(692)	(622)	(1,204)	(4,584)
Stock-based compensation	204	(439)	(706)	(2,043)
Adjusted general and administrative	$9,487	$10,174	$29,680	$29,797
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements and severance expense.
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